Exhibit 32.2

                          CAROLINA NATIONAL CORPORATION

                Certifications Pursuant to 18 U.S.C. Section 1350


The undersigned, who is the chief financial officer of Carolina National Corporation, hereby certifies that, to the best of his knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of
Section 13(a)or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.




Date: November 9, 2006                              s/Harry R. Brown
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                                                        Harry R. Brown
                                                        Chief Financial Officer